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Dated:  April 1, 1996                              $_________


      THE UNDERSIGNED, Ozo Diversified Automation, Inc. (the "Maker"), promises to pay to ____________ ("Payee") the principal sum of __________ (the "Principal Sum"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on so much thereof as is from time to time unpaid, from the date hereof until paid.

     The Principal Sum shall bear interest, on the amount due and owing on a daily basis, at an annual rate equal to twelve percent (12%). If the Principal Sum is not paid in accordance with this Note, the Principal Sum shall bear interest beginning on the date of default and continuing thereafter until paid in full, at the highest rate permitted by law ("Default Rate"). The acceptance of such payment at the Default Rate shall not constitute a waiver of such default. Interest chargeable under this Promissory Note (the "Note") shall be computed on the basis of a 360-day year for actual days elapsed.

      The entire Principal Sum with all accrued interest shall be due on September 30, 1996. This Note is secured pursuant to the Security Agreement from Maker to Payee of even date herewith and attached hereto as Exhibit A
("Security Agreement").

     This Note is one of a series of Promissory Notes. The terms and conditions of all of the Promissory Notes shall be identical in all respects, except that the principal sum of each of the Promissory Notes (and, as such, the amount of interest payable) may differ. All Promissory
Notes of this series rank equally and ratably without priority over one another.

     All payments of interest, principal, or both, are payable at 2101 West Commercial Boulevard, Suite 1500,
Fort Lauderdale, Florida 33309, or at such other place as the Payee may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment for all debts, public and private, at the time of payment.

      The privilege is reserved and given to prepay without penalty the indebtedness evidenced hereby, in whole or in part, at any time without notice. All such partial prepayments shall be applied first against the payment of all interest accrued and unpaid to the date of such prepayment, and then against the Principal Sum.

      The failure of the Maker to pay when due any installment of principal or interest on this Note shall constitute a default under this Note, whereupon the owner or holder hereof may, at its option, exercise any or all rights, powers, remedies afforded, including the right to declare the unpaid balance of Principal Sum and accrued interest on this Note at once mature and payable.

      If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect any security for its payment, the undersigned will pay all costs of collection and litigation, together with reasonable attorneys' fees incurred at both trial and appellate levels. The laws of the State of Florida shall govern and the proper venue and jurisdiction shall be Dade County, Florida.

      Payor expressly waives protest, demand, presentment and notice of dishonor, and agrees that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the number of periods thereof and without affecting the liability thereon.

      Each of the provisions of this Note is and shall be deemed to be severable; and in the event that any provision hereof be deemed to be invalid for any reason of the operation of any law or by reason of the interpretation placed thereon by any court, said provision shall be deemed to be stricken herefrom, and this Note shall be construed as not containing such provision. The validity or lack thereof of such provision shall not effect the validity of any other provision hereof, and any and all other provisions which are otherwise lawful and valid shall remain in full force and effect.

      This Note may be assigned or transferred by Payee but shall not be assigned or transferred by Maker without the written consent of Payee.

      The word undersigned as used herein shall be considered to mean and include all makers and endorsers hereof. Words used in the plural herein shall include the singular, as the context may require.

      IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year above first written.

                                 OZO DIVERSIFIED AUTOMATION, INC.,
                                 a Colorado corporation



                                 By:
                                 Name: Marjorie Zimdars-Orthman
                                 Title: President